Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information in Post-Effective Amendment No. 265 to the Registration statement Form N-1A, (Form N-1A; File No. 002-19458) of Guggenheim Funds Trust and to the incorporation by reference of our reports dated November 29, 2018 on the financial statements and financial highlights of each of the series constituting Guggenheim Funds Trust included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2018 and our report dated November 29, 2018 (except for Note 11, as to which the date is December 10, 2018) on the financial statements and financial highlights of Guggenheim Strategy Fund I (one of the series constituting Guggenheim Strategy Funds Trust and the Predecessor Fund to the Guggenheim Ultra Short Duration Fund) included in the 2018 Annual Report to shareholders.

/s/ Ernst & Young LLP

Tysons, Virginia
January 25, 2019